EXHIBIT 10.2

                         FIRST AMENDMENT TO RIGHTS AGREEMENT



               This First Amendment to Rights Agreement is entered into as of this 8th day of July, 1993, by and between Landsing Pacific Fund, a Delaware corporation and Registrar and Company, a New Jersey corporation (the "Successor").

               Reference is hereby made to that certain Rights Agreement (the "Rights Agreement") dated as of July 26, 1990 between the Company and Gemisys Inc., as rights agent.

               WHEREAS, the Company desires to appoint the Successor as successor Rights Agent and to amend the Rights Agreement as set forth herein,

               NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein the parties hereby agree as follows:

               1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                    "(a) 'Acquiring Person' shall mean any Person (as
               such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of twenty-five percent (25%) or more of the Common Shares of the Company then outstanding but shall not include the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan."

               2. Pursuant to Section 21 of the Rights Agreement the Company hereby appoints the Successor as successor Rights Agent. As of the date hereof, the Successor shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent, and as used in the Rights Agreement, the term Rights Agent shall mean Registrar and Transfer Company. The Rights Agreement and each Exhibit thereto is hereby amended to replace the name "Gemysis, Inc." with the name "Registrar and Transfer Company", in each place where such name appears.

               3. The legend set forth in Section 3(c) of the Rights Agreement is hereby amended such that with respect to any certificates for Common Shares which become outstanding (whether upon issuance out of authorized but unissued Common Shares, issuance out of treasury or transfer or exchange of outstanding Common Shares) after the date hereof but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the legend appearing on such certificates pursuant to Section 3(c) shall read in its entirety as follows:

                    "This certificate also evidences and entitles the
               holder hereof to certain Rights as set forth in a Rights Agreement dated July 26, 1990 between Landsing Pacific Fund and Registrar and Transfer Company, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Landsing Pacific Fund. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Landsing Pacific Fund will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void."

               4. Section 5 of the Rights Agreement is hereby amended such that the first sentence of the second paragraph thereof shall read as follows:

                    "Following the Distribution Date, the Rights Agent
               will keep or cause to be kept, at its address set forth in Section 25 hereof, books for registration and transfer of the Right Certificates issued hereunder."

               5. Section 21 of the Rights Agreement is hereby amended to delete the following language:

                    "Any successor Rights Agent, whether appointed by
               the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of California (or any other state of the United States so long as such cor-poration is authorized to do business as a banking institution in the State of California) in good stand-ing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of appointment as Rights Agent a combined capital surplus of at least $50 million."

               6. Section 25 of the Rights Agreement shall be amended such that the address of Landsing Pacific Fund shall read as follows:

                    Landsing Pacific Fund
                    1055 Bovet Road, Suite 101
                    San Mateo, California  94402
                    Attn:  Chief Financial Officer

          and the address of the Rights Agent shall read as follows:

                    Registrar and Transfer Company
                    10 Commerce Drive
                    Cranford, New Jersey  07016.

               7. Except as specifically amended hereby, the Rights Agreement shall be and remain in full force and effect in all respects.

               IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Rights Agreement as of the date first above written.

                                        LANDSING PACIFIC FUND


                                        By: /s/ Dean Banks
                                        Title: Chief Financial Officer and
                                               Secretary

                                        REGISTRAR AND TRANSFER COMPANY


                                        By: /s/ William P. Tatler
                                        Title: Vice President